UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2010

OCEAN SHORE HOLDING CO.

(Exact name of registrant as specified in its charter)

New Jersey	0-53856	80-0282446
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1001 Asbury Avenue, Ocean City, New Jersey 08226

(Address of principal executive offices) (Zip Code)

(609) 399-0012

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2010, Ocean City Home Bank (the “Bank”), the wholly-owned subsidiary of Ocean Shore Holding Co. (the “Company”), entered into a Salary Continuation Agreement and Split Dollar Life Insurance Agreement (each an “Agreement” and collectively, the “Agreements”) with Kim M. Davidson, Executive Vice President and Corporate Secretary (the “Executive”).

Under the Salary Continuation Agreement, except for a termination of employment for Cause (as defined in the Agreement), if the Executive’s employment with the Bank is terminated (1) on or after her 60th birthday, (2) on account of a disability, (3) subsequent to a Change in Control (as defined in the Agreement), or (4) because of death, she is entitled to receive a benefit of 25% of her base salary at termination payable monthly over 15 years. If the Executive is terminated before her 60th birthday for reasons other than Cause, death or disability, the Agreement provides that she is entitled to receive a fraction of the benefit amount she would have been entitled to if terminated on or after her 60th birthday. The benefit would vary depending on the date of termination and is based on actual years of service. No benefit is payable under the Salary Continuation Agreement, if on the date of the Executive’s death, she is eligible to receive benefits under the Split Dollar Life Insurance Agreement, described below.

Under the Split Dollar Life Insurance Agreement, the Bank is the owner of one or more life insurance policies under which the Executive is insured and is responsible for contributing the entire premium payable under such policies. In the event of the Executive’s death while the Agreement is still in effect, the Bank is entitled to receive its interest in the proceeds from such policies (as set forth in the Agreement) and the Executive’s designated beneficiary is entitled to receive the Employee’s Interest (as set forth in the Agreement). The Agreement terminates upon termination of the Executive’s employment with the Bank other than by reason of death while actively employed, or by mutual agreement of the Executive and the Bank. In the event of termination of employment following a Change in Control (as defined in the Agreement) or disability, the Agreement will continue in effect. The Agreement also provides for its termination as of the date the Executive has been paid all benefits to which she is entitled under the Salary Continuation Agreement, described above. In such event, the Bank would become the sole beneficiary of the life insurance policies.

The Agreements are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Ocean City Home Bank Salary Continuation Agreement by and between Ocean City Home Bank and Kim M. Davidson

Exhibit 10.2	Ocean City Home Bank Split Dollar Life Insurance Agreement by and between Ocean City Home Bank and Kim. M. Davidson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN SHORE HOLDING CO.

Date: April 22, 2010	By:	/s/ Steven E. Brady
Steven E. Brady
President and Chief Executive Officer